Exhibit 10.1

SRI/SURGICAL EXPRESS, INC.

AMENDMENT NO. 1

TO

1998 STOCK OPTION PLAN

(as Amended and Restated as of June 17, 2005)

Effective May 8, 2006

In accordance with Section 5.6 of the 1998 Stock Option Plan, as amended and restated as of June 17, 2005 (the “Plan”), by action of its Board of Directors, SRI/Surgical Express, Inc. (the “Company”) amends the Plan as set forth below. Capitalized terms used in this Amendment No. 1 to 1998 Stock Option Plan (this “Amendment No. 1”) and not defined shall have the meanings given to them in the Plan.

Section 1. Amendments to the Plan.

(a) The definition of Market Value set forth in Section 1.2 of the Plan is deleted and replaced in its entirety with the following:

“MARKET VALUE” means, as of any particular day, the closing sales price of the Shares on such day (or if such day is not a business day, on the preceding business day) as reported on the Nasdaq National Market (“Nasdaq”), or if not reported on Nasdaq, as reported on the principal national securities exchange or other market on which the Shares are listed or admitted to trading (the “Exchange”). If no regular sale of the Shares was reported on such day, Market Value shall mean the closing sales price of the Shares on the preceding business day on which there were sales, as reported on Nasdaq.

(b) The fifth sentence of Section 4.2 of the Plan is amended to replace the reference to “30 calendar days” to “90 calendar days.” As a result, the entire fifth sentence of Section 4.2 of the Plan now reads as follows (with foregoing amendment underlined herein solely for illustrative purposes):

An award of a Stock Option to a Participant will be cancelled automatically if the Participant does not accept the award within 90 calendar days following the date when the Participant is given written notice of the award.

Section 2. Amendments Not Retroactive. No amendment set forth in this Amendment No. 1 shall be retroactive or otherwise impact or amend any Award or Option Agreement granted, issued or entered into by the Company prior to the date hereof.

Section 3. No Other Amendments. Except as specifically set forth in this Amendment No. 1, no other changes or amendments are made to the Plan.

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